EX-99.19a-1

MFS® Charter Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	December 2019
Distribution amount per share	$0.05963

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.02991	50%	$0.02991	50%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02972	50%	0.02972	50%

Total (per common share)	$0.05963	100%	$0.05963	100%

Average annual total return (in relation to NAV) for the five years ended 11-30-2019	6.49%

Annualized current distribution rate expressed as a percentage of month end NAV as of 11-30-2019	8.00%

Cumulative total return (in relation to NAV) for the fiscal year through 11-30-2019	15.54%

Cumulative fiscal year distributions as a percentage of NAV as of 11-30-2019	0.67%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MCRSN-1219

MFS® Charter Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	January 2020
Distribution amount per share	$0.05978

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.02924	49%	$0.05848	49%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.03054	51%	0.06093	51%

Total (per common share)	$0.05978	100%	$0.11941	100%

Average annual total return (in relation to NAV) for the five years ended 12-31-2019	6.89%

Annualized current distribution rate expressed as a percentage of month end NAV as of 12-31-2019	8.00%

Cumulative total return (in relation to NAV) for the fiscal year through 12-31-2019	1.05%

Cumulative fiscal year distributions as a percentage of NAV as of 12-31-2019	1.33%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MCRSN-0120

MFS® Charter Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	February 2020
Distribution amount per share	$0.05997

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.03095	52%	$0.09114	51%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02902	48%	0.08824	49%

Total (per common share)	$0.05997	100%	$0.17938	100%

Average annual total return (in relation to NAV) for the five years ended 1-31-2020	6.96%

Annualized current distribution rate expressed as a percentage of month end NAV as of 1-31-2020	7.99%

Cumulative total return (in relation to NAV) for the fiscal year through 1-31-2020	2.21%

Cumulative fiscal year distributions as a percentage of NAV as of 1-31-2020	1.99%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MCRSN-0220

MFS® Charter Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	March 2020
Distribution amount per share	$0.06020

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.02668	44%	$0.11355	47%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.03352	56%	0.12603	53%

Total (per common share)	$0.06020	100%	$0.23958	100%

Average annual total return (in relation to NAV) for the five years ended 2-29-2020	6.45%

Annualized current distribution rate expressed as a percentage of month end NAV as of 2-29-2020	8.11%

Cumulative total return (in relation to NAV) for the fiscal year through 2-29-2020	1.81%

Cumulative fiscal year distributions as a percentage of NAV as of 2-29-2020	2.69%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MCRSN-0320

MFS® Charter Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	April 2020
Distribution amount per share	$0.05501

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.03003	55%	$0.14776	50%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02498	45%	0.14683	50%

Total (per common share)	$0.05501	100%	$0.29459	100%

Average annual total return (in relation to NAV) for the five years ended 3-31-2020	4.53%

Annualized current distribution rate expressed as a percentage of month end NAV as of 3-31-2020	8.19%

Cumulative total return (in relation to NAV) for the fiscal year through 3-31-2020	-7.13%

Cumulative fiscal year distributions as a percentage of NAV as of 3-31-2020	3.65%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MCRSN-0420

MFS® Charter Income Trust
P.O. Box 505005 Louisville, KY 40233-5005 Notice to shareholders — Source of distribution

Distribution period	May 2020
Distribution amount per share	$0.05474

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.03319	61%	$0.18317	52%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02155	39%	0.16616	48%

Total (per common share)	$0.05474	100%	$0.34933	100%

Average annual total return (in relation to NAV) for the five years ended 4-30-2020	5.12%

Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2020	7.91%

Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2020	-3.69%

Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2020	4.21%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MCRSN-0520